UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to §240.14a-12a

FERMI INC.

(Name of Registrant as Specified in Its Charter)

VICKSBURG INVESTMENTS MANAGEMENT LLC

TOBY R. NEUGEBAUER

MELISSA A. NEUGEBAUER 2020 TRUST

DAVID A. DAGLIO

CHARLES M. ELSON

SHEILA HOODA

JOHN T. JIMENEZ

JUAN A. PUJADAS

JANET YANG

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
☐	Fee paid previously with preliminary materials.

On May 12, 2026, Toby R. Neugebauer, together with the other participants named herein, issued a press release:

Toby Neugebauer and His Family Believe Generosity is the Solution to Meet 5/50 REIT Compliance, Should Company Choose to Unnecessarily Elect REIT Status for 2025 and/or 2026

DALLAS, May 12, 2026 /PRNewswire/ -- Toby Neugebauer, Co-Founder and largest shareholder of Fermi Inc. (d/b/a Fermi America) (Nasdaq: FRMI) (“Fermi” or the “Company”), today responded to the Company threatening to confiscate some of his family shares by announcing that he and his family have decided to gift a percentage of their shares to help the Company solve the 5/50 REIT Rule if and when the Company qualifies as a REIT, to well-deserving foundations and charities. The Neugebauer family, undeterred by threats, believe this is a far better result and are honored to be able to help others in this manner.

A certain time after it becomes a REIT by making the relevant tax election, Fermi would be required to meet the 5/50 Rule, meaning that the Company’s top five shareholders who are individuals cannot hold more than 50% ownership of Fermi. The Neugebauers believe that electing REIT status for 2025 and/or 2026 serves no material tax purpose today. However, the Neugebauers intend to make these supporting gifts to charitable organizations regardless.

Gifting these shares was the Neugebauers’ intention all along. The board’s actions simply accelerated the execution.

Important Information

Mr. Neugebauer and two of his affiliated entities, Vicksburg Investments Management LLC and Melissa A. Neugebauer 2020 Trust (collectively with Mr. Neugebauer, the “Fermi Founder Parties”), together with David A. Daglio, Charles M. Elson, John T. Jimenez and Janet Yang (collectively, in such capacity, the “May 29 Meeting Participants”), intend to file a definitive proxy statement on Schedule 14A, accompanying BLUE proxy card, and other relevant documents with the SEC in connection with the solicitation of proxies with respect to the election of the Fermi Founder Parties’ slate of director candidates and other proposals that may come before the special meeting of shareholder called for May 29, 2026 (the “May 29 Meeting”).

The Fermi Founder Parties and David A. Daglio, Charles M. Elson, John T. Jimenez, Janet Yang, Sheila Hooda and Juan A. Pujadas (collectively, in such capacity, the “Shareholder-Called Special Meeting Participants” and together with the May 29 Meeting Participants, the “Participants”) intend to file a definitive proxy statement on Schedule 14A, accompanying GREEN agent designations card, and other relevant documents with the SEC in connection with the solicitation of proxies with respect to the solicitation of agent designations for calling a special meeting of shareholders anticipated to be held on or around June 30, 2026 (the “Shareholder-Called Special Meeting”).

THE APPLICABLE PARTICIPANTS STRONGLY ADVISE ALL SHAREHOLDERS OF THE COMPANY TO READ THE APPLICABLE DEFINITIVE PROXY STATEMENT AND OTHER PROXY MATERIALS, INCLUDING THE BLUE PROXY CARD AND THE GREEN PROXY CARD, AS APPLICABLE, THAT HAVE BEEN OR WILL BE FILED BY SUCH PARTICIPANTS AS THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS WILL PROVIDE COPIES OF THE APPLICABLE PROXY STATEMENTS WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST.

The Fermi Founder Parties filed a Schedule 13G with respect to the Company on November 14, 2025, which reported that Mr. Neugebauer beneficially owns 139,016,035 shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), Vicksburg Investments Management LLC beneficially owns 44,656,376 shares of Common Stock, and Melissa A. Neugebauer 2020 Trust beneficially owns 94,359,659 shares of Common Stock. As of the date hereof, none of the other Participants beneficially own any shares of Common Stock.

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